Exhibit 10.3
Exhibit 1: Details of the Products Pricing Discount
     THIS Amendment to the Exhibit 1 of the Distributorship Agreement (the “Amendment”) is made this 27th day of March, 2009 between Shanghai Kai Hong Technology Co., Ltd. (“DSH”), a corporation formed under the laws of the People’s Republic of China and Shanghai Keylink Logistic Co., Ltd. (the “Distributor”), a corporation formed under the laws of the People’s Republic of China. Each may be referred to as a party (“Party”), or both may be collectively known as parties (“Parties”).
     In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereby agrees to the following terms and conditions:
1.	This Amendment shall wholly replace the original signed Exhibit 1 of the Distributorship Agreement between both Parties.

2.	This Amendment shall be valid for a period of one (1) year retroactively effective from January 1, 2009 to December 31, 2009 (“Effective Period”).

3.	The content of this Amendment shall be renegotiated every year and shall only be renewed after being duly executed by the authorized representatives of both Parties.

4.	Products pricing discount shall be revised and calculated as follows:
a.	Two point seven percent (2.7%) discount shall be applied to the total transaction amount of all Products purchased by the Distributor (“General Discount”).

b.	The General Discount shall be the total Products pricing discount that DSH provides to the Distributor during the Effective Period.
5.
This Amendment constitutes the entire amendment agreement between the Parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, amendments, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Amendment. No supplement, modification, waiver or termination of this Amendment shall be valid unless executed by the Party to be bound thereby. No waiver of any of the provisions of this Amendment shall be deemed or shall constitute a waiver of any other provisions here of (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representative identified below.

Shanghai Kai Hong Technology Co., Ltd.		Shanghai Keylink Logistic Co., Ltd.

By	/s/ T.J. Lee	By	/s/ Jian Ya Xing
	Authorized Representative	Authorized Representative
	Plant No. 1, Lane 18, SanZhuang Road,	Plant No. 1-18, Floor #2
	Songjiang Export Zone, Shanghai,	Lane 18, SanZhuang Road,
	People’s Republic of China	Songjiang Export Zone, Shanghai
People’s Republic of China

Date:		Date: